CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 30, 2023
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. ("HTLF") REPORTS ANNUAL EARNINGS AND FOURTH QUARTER RESULTS AS OF DECEMBER 31, 2022

Highlights

▪	Quarterly net income available to common stockholders of $58.6 million or $1.37 per diluted common share
▪	Annual net income available to common stockholders of $204.1 million or $4.79 per diluted common share
▪	Quarterly loan growth of $504.8 million or 5%
▪	Annual loan growth of $1.47 billion or 15%. Excluding decreases in Paycheck Protection Program ("PPP") loans, annual loan growth was $1.66 billion or 17%.
▪	Total revenue growth during the quarter of $10.1 million or 5% and $37.0 million or 5% during the year
▪	Nonperforming assets to total assets declined to 0.33% and 30-89 day loan delinquencies fell to 0.04% of total loans for the fourth quarter
▪	Net loan recoveries for the quarter of $1.7 million
▪	Completed the consolidation of two bank charters during the fourth quarter for a total five charter consolidations completed in 2022

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income available to common stockholders (in millions)	$58.6	$47.6	$204.1	$211.9
Diluted earnings per common share	1.37	1.12	4.79	5.00

Return on average assets	1.21%	1.03%	1.08%	1.19%
Return on average common equity	15.02	9.15	11.74	10.49
Return on average tangible common equity (non-GAAP)(1)	25.19	13.47	18.56	15.59
Net interest margin	3.61	3.08	3.32	3.29
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.65	3.12	3.37	3.33
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	54.33	63.86	57.74	59.48

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF delivered strong fourth quarter and full year results while executing our strategic plans for driving organic growth, improving customer experience and consolidating charters. We continue to demonstrate strong momentum, passing $20 billion in total assets and delivering a record $726.5 million in total revenue for 2022."

Bruce K. Lee, president and chief executive officer, HTLF

Denver, Monday, January 30, 2023-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended December 31, 2022 compared to the quarter ended December 31, 2021:
•Net income available to common stockholders of $58.6 million compared to $47.6 million, an increase of $11.1 million or 23%.
•Earnings per diluted common share of $1.37 compared to $1.12, an increase of $0.25 or 22%.
•Net interest income of $165.2 million compared to $137.2 million, an increase of $28.0 million or 20%.
•Return on average assets of 1.21% compared to 1.03%.
•Return on average common equity of 15.02% compared to 9.15%.
•Return on average tangible common equity (non-GAAP) of 25.19% compared to 13.47%.

HTLF reported the following results for the year ended December 31, 2022 compared to the year ended December 31, 2021:
•Net income available to common stockholders of $204.1 million compared to $211.9 million, a decrease of $7.7 million or 4%.
•Earnings per diluted common share of $4.79 compared to $5.00, a decrease of $0.21 or 4%.
•Net interest income of $598.2 million compared to $560.6 million, an increase of $37.7 million or 7%.
•Return on average assets of 1.08% compared to 1.19%.
•Return on average common equity of 11.74% compared to 10.49%.
•Return on average tangible common equity (non-GAAP) of 18.56% compared to 15.59%.

Commenting on HTLF's 2022 results, Bruce K. Lee, HTLF’s president and chief executive officer, said, "HTLF delivered strong fourth quarter and full year results while executing our strategic plans for driving organic growth, improving customer experience and consolidating charters. We continue to demonstrate strong momentum, passing $20 billion in total assets and delivering a record $726.5 million in total revenue for 2022."

Charter Consolidation Update

During the fourth quarter of 2022, the charters of Arizona Bank & Trust and Illinois Bank & Trust were consolidated into HTLF Bank. Citywide Banks, Premier Valley Bank, Minnesota Bank & Trust, Arizona Bank & Trust and Illinois Bank & Trust are now operating as divisions of HTLF Bank. The remaining six charters are expected to be consolidated by the end of 2023. Charter consolidation follows a template that retains the current brands, local leadership and local decision making.

Consolidation restructuring costs are projected to be $19-$20 million with approximately $10 million of expenses remaining to be incurred through 2023. Charter consolidation is designed to eliminate redundancies and improve HTLF’s operating efficiency and capacity to support ongoing product and service enhancements, as well as current and future growth. HTLF realized some operating efficiency and financial benefits in the third and fourth quarters of 2022 with the completion of five charter consolidations, and total benefits are estimated to be approximately $20.0 million annually after the project is completed.

Effective December 31, 2022, the address of HTLF's headquarters was changed to Denver, Colorado, which is where HTLF Bank is headquartered.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.61% (3.65% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2022, compared to 3.08% (3.12% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2021.

Total interest income and average earning asset changes for the fourth quarter of 2022 compared to the fourth quarter of 2021 were:
•Total interest income was $204.7 million, which was an increase of $60.7 million or 42% from $144.0 million and primarily attributable to higher yields and an increase in average earning assets.

•Total interest income on a tax-equivalent basis was $206.9 million, which was an increase of $60.8 million or 42% from $146.0 million.
•Average earning assets increased $493.9 million or 3% to $18.18 billion compared to $17.68 billion, which was primarily attributable to loan growth.
•The average rate on earning assets increased 124 basis points to 4.52% compared to 3.28%, which was primarily due to recent increases in market interest rates and a shift in earning asset mix. Total average securities were 39% of total average earning assets compared to 44%.

Total interest expense and average interest bearing liability changes for the fourth quarter of 2022 compared to the fourth quarter of 2021 were:
•Total interest expense was $39.5 million, an increase of $32.6 million from $6.8 million, which was attributable to an increase in the average interest rate paid and an increase in average interest bearing liabilities.
•The average interest rate paid on HTLF's interest bearing liabilities increased to 1.31% compared to 0.27%, which was primarily due to recent increases in market interest rates.
•Average interest bearing deposits increased $1.65 billion or 17% to $11.31 billion from $9.66 billion which was primarily attributable to deposit growth. Total average interest bearing deposits were 65% of total average deposits compared to 59%.
•The average interest rate paid on HTLF's interest bearing deposits increased 100 basis points to 1.13% compared to 0.13%.
•Average borrowings increased $121.4 million to $670.2 million from $548.9 million. The average interest rate paid on HTLF's borrowings was 4.30% compared to 2.66%.

Net interest income increased for the fourth quarter of 2022 compared to the fourth quarter of 2021:
•Net interest income totaled $165.2 million compared to $137.2 million, which was an increase of $28.0 million or 20%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $167.4 million compared to $139.2 million, which was an increase of $28.2 million or 20%.

Noninterest Income and Noninterest Expense

Total noninterest income was $30.0 million during the fourth quarter of 2022 compared to $32.7 million during the fourth quarter of 2021, a decrease of $2.8 million or 8%. Significant changes by noninterest income category for the fourth quarter of 2022 compared to the fourth quarter of 2021 were:
•Service charges and fees increased $2.1 million or 14% to $17.4 million from $15.3 million, which was primarily attributable to an increase in credit card revenue. Credit card revenue increased $1.3 million or 24% to $6.5 million compared to $5.2 million.
•Net securities losses totaled $153,000 compared to net securities gains of $1.6 million, which was a decrease of $1.7 million.
•Net gains of sales of loans held for sale decreased $3.3 million to $888,000 compared to $4.2 million, primarily due to a decrease of loans sold to the secondary market.

Total noninterest expense for the fourth quarter of 2022 was $117.2 million compared to $115.4 million for the same quarter of 2021, which was an increase of $1.8 million or 2%. Significant changes within the noninterest expense category for the fourth quarter of 2022 compared to the fourth quarter of 2021 were:
•Salaries and employee benefits totaled $61.6 million compared to $63.0 million, which was a decrease of $1.4 million or 2% and included lower salary expense due to a reduction of full-time equivalent employees which was partially offset by higher incentive compensation expense.
•Net losses on sales/valuation of assets totaled $2.4 million compared to $214,000, which was an increase of $2.2 million. HTLF recorded losses primarily associated with franchise optimization activities in the fourth quarter of 2022.
•Acquisition, integration and restructuring costs totaled $2.4 million compared to $2.0 million, an increase of $453,000 or 23% due to the progression of the charter consolidation project.
•Partnership investment in tax credit projects increased $698,000 or 27% to $3.2 million compared to $2.5 million. The expense is dependent upon the number and timing of tax credit projects placed into service.

•Occupancy expense decreased $377,000 or 5% to $6.9 million compared to $7.3 million, and furniture and equipment decreased $345,000 or 10% to $3.0 million from $3.4 million. These decreases are primarily attributable to the reduction in branch locations. Branch locations totaled 119 at December 31, 2022 compared to 130 at December 31, 2021.
•Other noninterest expenses totaled $15.4 million compared to $14.6 million, which was an increase of $801,000 or 5%. Credit card processing expense, which is driven by volume, totaled $4.1 million compared to $3.3 million, an increase of $794,000 or 24%.

HTLF's effective tax rate was 18.68% for the fourth quarter of 2022 compared to 17.16% for the fourth quarter of 2021. The following items impacted HTLF's fourth quarter 2022 and 2021 tax calculations:
•Solar energy tax credits of $2.5 million in each quarterly calculation.
•Federal low-income housing tax credits of $263,000 and $135,000.
•New markets tax credits of $75,000 in each quarterly calculation.
•Historic rehabilitation tax credits of $842,000 and $272,000.
•Tax-exempt interest income as a percentage of pre-tax income of 11.80% compared to 9.86%.
•Tax benefits of $165,000 and $491,000 related to the release of valuation allowances on deferred tax assets.

For the years ended December 31, 2022 and 2021, HTLF's effective tax rate was 20.76% and 20.10%, respectively.

Total Assets, Total Loans and Total Deposits

Total assets were $20.24 billion at December 31, 2022, an increase of $969.7 million or 5% from $19.27 billion at year-end 2021. Securities represented 35% and 40% of total assets at December 31, 2022, and December 31, 2021, respectively.

Total loans held to maturity were $11.43 billion at December 31, 2022, compared to $10.92 billion at September 30, 2022 and $9.95 billion at December 31, 2021. Excluding total PPP loans, loans increased $507.3 million or 5% during the fourth quarter of 2022 and $1.66 billion or 17% since year-end 2021.

Significant changes by loan category at December 31, 2022 compared to September 30, 2022 included:
•Commercial and business lending, which includes commercial and industrial PPP, and owner occupied commercial real estate loans, increased $162.6 million or 3% to $5.74 billion at December 31, 2022, compared to $5.58 billion at September 30, 2022.
•PPP loans originated in 2020 ("PPP I") loans decreased $423,000 or 23%. PPP loans originated in 2021 ("PPP II") decreased $2.1 million or 18%.
•Excluding total PPP loans, commercial and business lending increased $165.0 million or 3% to $5.73 billion from $5.56 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $191.5 million or 6% to $3.41 billion from $3.22 billion.
•Agricultural and agricultural real estate loans totaled $920.5 million compared to $781.4 million, an increase of $139.2 million or 18%.
•Consumer loans increased $11.2 million or 2% to $506.7 million from $495.5 million.

Significant changes by loan category at December 31, 2022 compared to December 31, 2021 included:
•Commercial and business lending, which includes commercial and industrial PPP, and owner occupied commercial real estate loans, increased $655.4 million or 13% to $5.74 billion at December 31, 2022, compared to $5.09 billion at December 31, 2021.
•PPP I loans decreased $25.7 million or 95%. PPP II loans decreased $163.2 million or 94%.
•Excluding total PPP loans, commercial and business lending increased $844.3 million or 17% to $5.73 billion from $4.89 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $540.3 million or 19% to $3.41 billion from $2.87 billion.

•Agricultural and agricultural real estate loans totaled $920.5 million, an increase of $166.8 million or 22% from $753.8 million.
•Consumer loans increased $87.2 million or 21% to $506.7 million from $419.5 million.
Total deposits were $17.51 billion as of December 31, 2022, $17.27 billion as of September 30, 2022 and $16.42 billion at December 31, 2021. Significant deposit changes by category at December 31, 2022 compared to September 30, 2022 included:
•Demand deposits decreased $382.2 million or 6% to $5.70 billion compared to $6.08 billion.
•Savings deposits decreased $66.1 million or 1% to $9.99 billion from $10.06 billion.
•Time deposits increased $694.2 million or 62% to $1.82 billion from $1.12 billion.

Significant deposit changes by category at December 31, 2022 compared to December 31, 2021 included:
•Demand deposits decreased $794.0 million or 12% to $5.70 billion compared to $6.50 billion.
•Savings deposits increased $1.10 billion or 12% to $9.99 billion from $8.90 billion. The increase was primarily attributable in an increase of $855.6 million in wholesale funding deposits, which totaled $1.09 billion at December 31, 2022 compared to $235.0 million at December 31, 2021.
•Time deposits increased $793.3 million or 77% to $1.82 billion from $1.02 billion.

The increase in time deposits for both the fourth quarter of 2022 and for the year ended December 31, 2022, was primarily attributable to an increase in wholesale funding time deposits, which totaled $965.7 million at December 31, 2022, compared to $150.0 million at September 30, 2022, and $0 at December 31, 2021.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision for credit losses for loans for the fourth quarter of 2022 was $2.1 million, which was an increase of $8.9 million from $6.8 million of provision benefit recorded in the fourth quarter of 2021. The provision expense for the fourth quarter of 2022 was impacted by strong quarterly loan growth, net recoveries of $1.7 million, and healthy current credit performance. Management utilized a macroeconomic outlook in the estimation of the allowance for credit losses that anticipates a moderate recession developing within the next twelve months. The provision benefit recorded in the fourth quarter of 2021 reflected an improving credit environment and macroeconomic outlook.

HTLF's allowance for credit losses for loans totaled $109.5 million at December 31, 2022, compared to $110.1 million at December 31, 2021. The following items have impacted HTLF's allowance for credit losses for loans for the year ended December 31, 2022:
•Provision expense for the year ended December 31, 2022, totaled $10.6 million.
•Net charge offs of $11.2 million were recorded for the year or 0.11% of average loans.

Provision and Allowance for Credit Losses for Unfunded Commitments
HTLF's allowance for unfunded commitments totaled $20.2 million and $15.5 million at December 31, 2022 and December 31, 2021. The following impacted HTLF's allowance for credit losses for unfunded commitments during 2022:
•Provision expense for the year ended December 31, 2022, totaled $4.7 million.
•Unfunded commitments increased $899.5 million or 23% to $4.73 billion at December 31, 2022 compared to $3.83 billion at December 31, 2021.

Total Provision and Allowance for Lending Related Credit Losses
The total provision expense for lending related credit losses was $3.4 million for the fourth quarter of 2022 compared to provision benefit of $5.3 million for the fourth quarter of 2021. The total allowance for lending related credit losses was $129.7 million at December 31, 2022, which was 1.13% of total loans as of December 31, 2022, compared to $125.6 million or 1.26% of total loans as of December 31, 2021.

Nonperforming Assets

Nonperforming assets decreased $5.0 million or 7% to $66.9 million, which was 0.33% of total assets at December 31, 2022, compared to $71.9 million or 0.37% of total assets at December 31, 2021. Nonperforming loans were $58.5 million or 0.51% of total loans at December 31, 2022, compared to $69.9 million or 0.70% of total loans at December 31, 2020. At December 31, 2022, loans delinquent 30-89 days were 0.04% of total loans compared to 0.07% of total loans at December 31, 2021.

Non-GAAP Financial Measures

This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Annualized ratio of core expenses to average assets adjusts noninterest expenses to exclude specific items noted in the reconciliation. Management includes this measure as it is considered to be a critical metric to analyze and evaluate controllable expenses related to primary business operations.

Conference Call Details

HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join via webcast, please visit https://ir.htlf.com/news-and-events/event-calendar/default.aspx 10 minutes prior to the call. A replay will be available until January 29, 2024, by logging on to www.htlf.com.

About HTLF

Heartland Financial USA, Inc., operating under the brand name HTLF, is a bank holding company with assets of $20.24 billion. HTLF has banks serving communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, wealth management, investments and residential mortgage. Additional information is available at www.htlf.com.

Safe Harbor Statement

This release (including any information incorporated herein by reference), and future oral and written statements of the company and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about the company's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company's operations or performance. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "intent", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of the company and its management. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2021, include, among others:
•COVID-19 Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, pandemics, persistent inflation, supply chain issues, labor shortages, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions, rising interest rates and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including competitive forces impacting our business and strategic acquisition risks;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect the company’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect the company’s customers and the economies where they operate. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. The company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect the company’s financial results, is included in the company’s filings with the SEC.
-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Interest Income
Interest and fees on loans	$143,970	$107,721	$477,970	$444,137
Interest on securities:
Taxable	53,178	30,637	169,544	125,010
Nontaxable	6,132	5,595	24,006	19,268
Interest on federal funds sold	11	—	11	1
Interest on deposits with other banks and short-term investments	1,410	86	3,125	344
Total Interest Income	204,701	144,039	674,656	588,760
Interest Expense
Interest on deposits	32,215	3,168	56,880	14,797
Interest on short-term borrowings	2,223	123	2,717	471
Interest on other borrowings	5,043	3,554	16,823	12,932
Total Interest Expense	39,481	6,845	76,420	28,200
Net Interest Income	165,220	137,194	598,236	560,560
Provision (benefit) for credit losses	3,387	(5,313)	15,370	(17,575)
Net Interest Income After Provision for Credit Losses	161,833	142,507	582,866	578,135
Noninterest Income
Service charges and fees	17,432	15,349	68,031	59,703
Loan servicing income	790	781	2,741	3,276
Trust fees	5,440	6,380	22,570	24,417
Brokerage and insurance commissions	629	962	2,986	3,546
Securities gains (losses), net	(153)	1,563	(425)	5,910
Unrealized gain (loss) on equity securities, net	(7)	(27)	(622)	58
Net gains on sale of loans held for sale	888	4,151	9,032	20,605
Valuation adjustment on servicing rights	—	502	1,658	1,088
Income on bank owned life insurance	600	1,056	2,341	3,762
Other noninterest income	4,356	2,013	19,952	6,570
Total Noninterest Income	29,975	32,730	128,264	128,935
Noninterest Expense
Salaries and employee benefits	61,611	63,031	254,478	240,114
Occupancy	6,905	7,282	28,155	29,965
Furniture and equipment	3,019	3,364	12,499	13,323
Professional fees	18,186	17,631	65,606	64,600
Advertising	1,829	2,218	6,221	7,257
Core deposit and customer relationship intangibles amortization	1,841	2,169	7,834	9,395
Other real estate and loan collection expenses, net	373	363	950	990
(Gain) loss on sales/valuations of assets, net	2,388	214	(1,047)	588
Acquisition, integration and restructuring costs	2,442	1,989	7,586	5,331
Partnership investment in tax credit projects	3,247	2,549	5,040	6,303
Other noninterest expenses	15,377	14,576	56,055	53,946
Total Noninterest Expense	117,218	115,386	443,377	431,812
Income Before Income Taxes	74,590	59,851	267,753	275,258
Income taxes	13,936	10,271	55,573	55,335
Net Income	60,654	49,580	212,180	219,923
Preferred dividends	(2,012)	(2,012)	(8,050)	(8,050)
Net Income Available to Common Stockholders	$58,642	$47,568	$204,130	$211,873
Earnings per common share-diluted	$1.37	$1.12	$4.79	$5.00
Weighted average shares outstanding-diluted	42,699,752	42,479,442	42,630,703	42,410,611

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Interest Income
Interest and fees on loans	$143,970	$122,913	$108,718	$102,369	$107,721
Interest on securities:
Taxable	53,178	45,648	38,098	32,620	30,637
Nontaxable	6,132	6,164	5,508	6,202	5,595
Interest on federal funds sold	11	—	—	—	—
Interest on deposits with other banks and short-term investments	1,410	1,081	563	71	86
Total Interest Income	204,701	175,806	152,887	141,262	144,039
Interest Expense
Interest on deposits	32,215	15,158	6,530	2,977	3,168
Interest on short-term borrowings	2,223	360	88	46	123
Interest on other borrowings	5,043	4,412	3,808	3,560	3,554
Total Interest Expense	39,481	19,930	10,426	6,583	6,845
Net Interest Income	165,220	155,876	142,461	134,679	137,194
Provision (benefit) for credit losses	3,387	5,492	3,246	3,245	(5,313)
Net Interest Income After Provision for Credit Losses	161,833	150,384	139,215	131,434	142,507
Noninterest Income
Service charges and fees	17,432	17,282	18,066	15,251	15,349
Loan servicing income	790	831	834	286	781
Trust fees	5,440	5,372	5,679	6,079	6,380
Brokerage and insurance commissions	629	649	839	869	962
Securities gains (losses), net	(153)	(1,055)	(2,089)	2,872	1,563
Unrealized gain (loss) on equity securities, net	(7)	(211)	(121)	(283)	(27)
Net gains on sale of loans held for sale	888	1,832	2,901	3,411	4,151
Valuation adjustment on servicing rights	—	—	—	1,658	502
Income on bank owned life insurance	600	694	523	524	1,056
Other noninterest income	4,356	3,787	7,907	3,902	2,013
Total Noninterest Income	29,975	29,181	34,539	34,569	32,730
Noninterest Expense
Salaries and employee benefits	61,611	62,661	64,032	66,174	63,031
Occupancy	6,905	6,794	7,094	7,362	7,282
Furniture and equipment	3,019	2,928	3,033	3,519	3,364
Professional fees	18,186	16,277	15,987	15,156	17,631
Advertising	1,829	1,554	1,283	1,555	2,218
Core deposit and customer relationship intangibles amortization	1,841	1,856	2,083	2,054	2,169
Other real estate and loan collection expenses, net	373	304	78	195	363
(Gain) loss on sales/valuations of assets, net	2,388	(251)	(3,230)	46	214
Acquisition, integration and restructuring costs	2,442	2,156	2,412	576	1,989
Partnership investment in tax credit projects	3,247	979	737	77	2,549
Other noninterest expenses	15,377	13,625	12,970	14,083	14,576
Total Noninterest Expense	117,218	108,883	106,479	110,797	115,386
Income Before Income Taxes	74,590	70,682	67,275	55,206	59,851
Income taxes	13,936	14,118	15,402	12,117	10,271
Net Income	60,654	56,564	51,873	43,089	49,580
Preferred dividends	(2,012)	(2,013)	(2,012)	(2,013)	(2,012)
Net Income Available to Common Stockholders	$58,642	$54,551	$49,861	$41,076	$47,568
Earnings per common share-diluted	$1.37	$1.28	$1.17	$0.97	$1.12
Weighted average shares outstanding-diluted	42,699,752	42,643,940	42,565,391	42,540,953	42,479,442

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Assets
Cash and due from banks	$309,045	$250,394	$221,077	$198,559	$163,895
Interest bearing deposits with other banks and other short-term investments	54,042	149,466	163,717	406,343	271,704
Cash and cash equivalents	363,087	399,860	384,794	604,902	435,599
Time deposits in other financial institutions	1,740	1,740	1,855	2,894	2,894
Securities:
Carried at fair value	6,147,144	6,060,331	7,106,218	7,025,243	7,530,374
Held to maturity, at cost	829,403	830,247	81,939	81,785	84,709
Other investments, at cost	74,567	80,286	85,899	82,751	82,567
Loans held for sale	5,277	9,570	18,803	22,685	21,640
Loans:
Held to maturity	11,428,352	10,923,532	10,678,218	10,177,385	9,954,572
Allowance for credit losses	(109,483)	(105,715)	(101,353)	(100,522)	(110,088)
Loans, net	11,318,869	10,817,817	10,576,865	10,076,863	9,844,484
Premises, furniture and equipment, net	197,330	203,585	206,818	213,752	215,827
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit and customer relationship intangibles, net	25,154	26,995	28,851	30,934	32,988
Servicing rights, net	7,840	8,379	8,288	8,102	6,890
Cash surrender value on life insurance	193,403	193,184	192,474	192,267	191,722
Other real estate, net	8,401	8,030	4,528	1,422	1,927
Other assets	496,008	466,921	385,062	311,274	246,923
Total Assets	$20,244,228	$19,682,950	$19,658,399	$19,230,879	$19,274,549
Liabilities and Equity
Liabilities
Deposits:
Demand	$5,701,340	$6,083,563	$6,087,304	$6,376,249	$6,495,326
Savings	9,994,391	10,060,523	10,059,678	9,236,427	8,897,909
Time	1,817,278	1,123,035	1,078,568	1,054,008	1,024,020
Total deposits	17,513,009	17,267,121	17,225,550	16,666,684	16,417,255
Short-term borrowings	376,117	147,000	97,749	107,372	131,597
Other borrowings	371,753	371,446	372,538	372,290	372,072
Accrued expenses and other liabilities	248,294	241,425	188,494	152,676	171,447
Total Liabilities	18,509,173	18,026,992	17,884,331	17,299,022	17,092,371
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,467	42,444	42,439	42,370	42,275
Capital surplus	1,080,964	1,079,277	1,076,766	1,073,048	1,071,956
Retained earnings	1,120,925	1,074,168	1,031,076	992,655	962,994
Accumulated other comprehensive income/(loss)	(620,006)	(650,636)	(486,918)	(286,921)	(5,752)
Total Equity	1,735,055	1,655,958	1,774,068	1,931,857	2,182,178
Total Liabilities and Equity	$20,244,228	$19,682,950	$19,658,399	$19,230,879	$19,274,549

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Average Balances
Assets	$19,913,849	$19,775,341	$19,559,091	$19,229,872	$19,151,691
Loans, net of unearned	11,117,513	10,783,135	10,477,368	10,043,594	9,886,027
Deposits	17,319,218	17,282,289	17,044,479	16,459,378	16,265,476
Earning assets	18,175,838	18,157,795	17,987,734	17,757,067	17,681,917
Interest bearing liabilities	11,980,032	11,723,026	11,575,319	10,453,400	10,207,255
Common equity	1,548,739	1,674,306	1,731,393	2,003,424	2,061,973
Total stockholders' equity	1,659,444	1,785,011	1,842,098	2,114,129	2,172,678
Tangible common equity (non-GAAP)(1)	946,688	1,070,399	1,125,543	1,395,488	1,451,950

Key Performance Ratios
Annualized return on average assets	1.21%	1.13%	1.06%	0.91%	1.03%
Annualized return on average common equity (GAAP)	15.02	12.93	11.55	8.32	9.15
Annualized return on average tangible common equity (non-GAAP)(1)	25.19	20.76	18.35	12.41	13.47
Annualized ratio of net charge-offs (recoveries) to average loans	(0.06)	0.00	0.03	0.49	0.03
Annualized net interest margin (GAAP)	3.61	3.41	3.18	3.08	3.08
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.65	3.45	3.22	3.12	3.12
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	54.33	55.26	57.66	64.65	63.86
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.34	2.18	2.18	2.34	2.39
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.14	2.09	2.14	2.28	2.25

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Average Balances
Assets	$19,913,849	$19,151,691	$19,621,839	$18,508,273
Loans, net of unearned	11,117,513	9,886,027	10,608,831	9,957,290
Deposits	17,319,218	16,265,476	17,029,398	15,679,773
Earning assets	18,175,838	17,681,917	18,021,134	17,025,088
Interest bearing liabilities	11,980,032	10,207,255	11,437,921	9,969,820
Common equity	1,548,739	2,061,973	1,738,041	2,020,200
Total stockholders' equity	1,659,444	2,172,678	1,848,746	2,130,905
Tangible common equity (non-GAAP)(1)	946,688	1,451,950	1,133,124	1,406,641

Key Performance Ratios
Annualized return on average assets	1.21%	1.03%	1.08%	1.19%
Annualized return on average common equity (GAAP)	15.02	9.15	11.74	10.49
Annualized return on average tangible common equity (non-GAAP)(1)	25.19	13.47	18.56	15.59
Annualized ratio of net charge-offs (recoveries) to average loans	(0.06)	0.03	0.11	0.04
Annualized net interest margin (GAAP)	3.61	3.08	3.32	3.29
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.65	3.12	3.37	3.33
Efficiency ratio, fully tax-equivalent(1)	54.33	63.86	57.74	59.48
Annualized ratio of total noninterest expenses to average assets (GAAP)	2.34	2.39	2.26	2.33
Annualized ratio of core expenses to average assets (non-GAAP)(1)	2.14	2.25	2.16	2.22

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Common Share Data
Book value per common share	$38.25	$36.41	$39.19	$42.98	$49.00
Tangible book value per common share (non-GAAP)(1)	$24.09	$22.20	$24.94	$28.66	$34.59
ASC 320 effect on book value per common share	$(14.58)	$(15.31)	$(11.43)	$(6.74)	$(0.10)
Common shares outstanding, net of treasury stock	42,467,394	42,444,106	42,439,439	42,369,908	42,275,264
Tangible common equity ratio (non-GAAP)(1)	5.21%	4.94%	5.56%	6.52%	7.84%

Other Selected Trend Information
Effective tax rate	18.68%	19.97%	22.89%	21.95%	17.16%
Full time equivalent employees	2,002	2,020	2,087	2,208	2,249

Loans Held to Maturity
Commercial and industrial	$3,464,414	$3,278,703	$3,059,519	$2,814,513	$2,645,085
Paycheck Protection Program ("PPP")	11,025	13,506	23,031	74,065	199,883
Owner occupied commercial real estate	2,265,307	2,285,973	2,282,833	2,266,076	2,240,334
Commercial and business lending	5,740,746	5,578,182	5,365,383	5,154,654	5,085,302
Non-owner occupied commercial real estate	2,330,940	2,219,542	2,321,718	2,161,761	2,010,591
Real estate construction	1,076,082	996,017	845,045	842,483	856,119
Commercial real estate lending	3,407,022	3,215,559	3,166,763	3,004,244	2,866,710
Total commercial lending	9,147,768	8,793,741	8,532,146	8,158,898	7,952,012
Agricultural and agricultural real estate	920,510	781,354	836,703	766,443	753,753
Residential mortgage	853,361	852,928	845,270	825,242	829,283
Consumer	506,713	495,509	464,099	426,802	419,524
Total loans held to maturity	$11,428,352	$10,923,532	$10,678,218	$10,177,385	$9,954,572

Total unfunded loan commitments	$4,729,677	$4,664,379	$4,458,874	$4,130,316	$3,830,219

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Allowance for Credit Losses-Loans
Balance, beginning of period	$105,715	$101,353	$100,522	$110,088	$117,533
Provision (benefit) for credit losses	2,075	4,388	1,545	2,628	(6,808)
Charge-offs	(2,668)	(938)	(1,473)	(13,217)	(1,953)
Recoveries	4,361	912	759	1,023	1,316
Balance, end of period	$109,483	$105,715	$101,353	$100,522	$110,088

Allowance for Unfunded Commitments
Balance, beginning of period	$18,884	$17,780	$16,079	$15,462	$13,967
Provision for credit losses	1,312	1,104	1,701	617	1,495
Balance, end of period	$20,196	$18,884	$17,780	$16,079	$15,462

Allowance for lending related credit losses	$129,679	$124,599	$119,133	$116,601	$125,550

Provision for Credit Losses
Provision (benefit) for credit losses-loans	$2,075	$4,388	$1,545	$2,628	$(6,808)
Provision for credit losses-unfunded commitments	1,312	1,104	1,701	617	1,495
Total provision (benefit) for credit losses	$3,387	$5,492	$3,246	$3,245	$(5,313)

Asset Quality
Nonaccrual loans	$58,231	$64,560	$62,909	$64,174	$69,369
Loans past due ninety days or more	273	678	95	246	550
Other real estate owned	8,401	8,030	4,528	1,422	1,927
Other repossessed assets	26	—	—	34	43
Total nonperforming assets	$66,931	$73,268	$67,532	$65,876	$71,889

Performing troubled debt restructured loans	$8,279	$8,047	$1,350	$882	$817

Nonperforming Assets Activity
Balance, beginning of period	$73,268	$67,532	$65,876	$71,889	$88,146
Net loan (charge offs) recoveries	1,693	(26)	(714)	(12,194)	(637)
New nonperforming loans	1,439	8,388	8,590	15,832	5,886
Reduction of nonperforming loans(1)	(8,875)	(2,015)	(5,244)	(8,448)	(18,429)
OREO/Repossessed assets sales proceeds	(594)	(611)	(976)	(1,203)	(3,077)
Balance, end of period	$66,931	$73,268	$67,532	$65,876	$71,889

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.51%	0.60%	0.59%	0.63%	0.70%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.58	0.67	0.60	0.64	0.71
Ratio of nonperforming assets to total assets	0.33	0.37	0.34	0.34	0.37
Annualized ratio of net loan charge-offs (recoveries) to average loans	(0.06)	0.00	0.03	0.49	0.03
Allowance for loan credit losses as a percent of loans	0.96	0.97	0.95	0.99	1.11
Allowance for lending related credit losses as a percent of loans	1.13	1.14	1.12	1.15	1.26
Allowance for loan credit losses as a percent of nonperforming loans	187.14	162.05	160.87	156.04	157.45
Loans delinquent 30-89 days as a percent of total loans	0.04	0.10	0.06	0.10	0.07

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,122,313	$53,178	3.45%	$6,303,278	$45,648	2.87%	$6,730,511	$30,637	1.81%
Nontaxable(1)	890,368	7,762	3.46	951,232	7,802	3.25	964,712	7,082	2.91
Total securities	7,012,681	60,940	3.45	7,254,510	53,450	2.92	7,695,223	37,719	1.94
Interest on deposits with other banks and other short-term investments	151,405	1,410	3.69	222,170	1,081	1.93	218,809	86	0.16
Federal funds sold	739	11	5.91	11	—	—	—	—	—
Loans:(2)
Commercial and industrial(1)	3,346,843	45,290	5.37	3,182,134	37,526	4.68	2,614,685	26,465	4.02
PPP loans	12,252	397	12.86	17,859	363	8.06	302,829	8,106	10.62
Owner occupied commercial real estate	2,277,055	26,194	4.56	2,272,666	23,601	4.12	2,166,768	22,007	4.03
Non-owner occupied commercial real estate	2,286,298	29,273	5.08	2,258,424	25,895	4.55	1,996,186	21,744	4.32
Real estate construction	1,050,802	16,585	6.26	914,520	12,382	5.37	837,716	9,390	4.45
Agricultural and agricultural real estate	785,647	10,159	5.13	799,823	8,966	4.45	697,521	7,089	4.03
Residential mortgage	858,767	9,168	4.24	858,119	8,665	4.01	853,208	8,615	4.01
Consumer	499,849	7,426	5.89	479,590	6,028	4.99	417,114	4,793	4.56
Less: allowance for credit losses-loans	(106,500)	—	—	(102,031)	—	—	(118,142)	—	—
Net loans	11,011,013	144,492	5.21	10,681,104	123,426	4.58	9,767,885	108,209	4.40
Total earning assets	18,175,838	206,853	4.52%	18,157,795	177,957	3.89%	17,681,917	146,014	3.28%
Nonearning Assets	1,738,011			1,617,546			1,469,774
Total Assets	$19,913,849			$19,775,341			$19,151,691
Interest Bearing Liabilities
Savings	$9,987,692	$25,950	1.03%	$10,059,652	$12,907	0.51%	$8,609,596	$2,160	0.10%
Time deposits	1,322,094	6,265	1.88	1,156,908	2,251	0.77	1,048,785	1,008	0.38
Short-term borrowings	298,804	2,223	2.95	134,974	360	1.06	176,956	123	0.28
Other borrowings	371,442	5,043	5.39	371,492	4,412	4.71	371,918	3,554	3.79
Total interest bearing liabilities	11,980,032	39,481	1.31%	11,723,026	19,930	0.67%	10,207,255	6,845	0.27%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,009,432			6,065,729			6,607,095
Accrued interest and other liabilities	264,941			201,575			164,663
Total noninterest bearing liabilities	6,274,373			6,267,304			6,771,758
Equity	1,659,444			1,785,011			2,172,678
Total Liabilities and Equity	$19,913,849			$19,775,341			$19,151,691
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$167,372			$158,027			$139,169
Net interest spread(1)			3.21%			3.22%			3.01%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(1)(3)			3.65%			3.45%			3.12%
Interest bearing liabilities to earning assets	65.91%			64.56%			57.73%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,335,586	$169,544	2.68%	$6,135,732	$125,010	2.04%
Nontaxable(1)	965,474	30,387	3.15	799,283	24,390	3.05
Total securities	7,301,060	199,931	2.74	6,935,015	149,400	2.15
Interest bearing deposits with other banks and other short-term investments	216,786	3,125	1.44	254,630	344	0.14
Federal funds sold	192	11	5.73	3,457	1	0.03
Loans:(2)
Commercial and industrial(1)	3,070,890	140,310	4.57	2,543,514	111,473	4.38
PPP loans	50,464	6,884	13.64	734,139	40,627	5.53
Owner occupied commercial real estate	2,272,088	93,936	4.13	1,950,014	81,717	4.19
Non-owner occupied commercial real estate	2,196,922	99,202	4.52	1,969,910	87,728	4.45
Real estate construction	923,316	48,258	5.23	824,055	37,891	4.60
Agricultural and agricultural real estate	778,526	34,064	4.38	681,493	29,822	4.38
Residential mortgage	852,541	34,276	4.02	846,573	36,768	4.34
Consumer	464,084	23,058	4.97	407,592	20,201	4.96
Less: allowance for credit losses-loans	(105,735)	—	—	(125,304)	—	—
Net loans	10,503,096	479,988	4.57	9,831,986	446,227	4.54
Total earning assets	18,021,134	683,055	3.79%	17,025,088	595,972	3.50%
Nonearning Assets	1,600,705			1,483,185
Total Assets	$19,621,839			$18,508,273
Interest Bearing Liabilities
Savings	$9,737,100	$46,623	0.48%	$8,311,825	$9,063	0.11%
Time deposits	1,160,538	10,257	0.88	1,137,097	5,734	0.50
Short-term borrowings	168,404	2,717	1.61	181,165	471	0.26
Other borrowings	371,879	16,823	4.52	339,733	12,932	3.81
Total interest bearing liabilities	11,437,921	76,420	0.67%	9,969,820	28,200	0.28%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,131,760			6,230,851
Accrued interest and other liabilities	203,412			176,697
Total noninterest bearing liabilities	6,335,172			6,407,548
Equity	1,848,746			2,130,905
Total Liabilities and Equity	$19,621,839			$18,508,273
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$606,635			$567,772
Net interest spread(1)			3.12%			3.22%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(1)(3)			3.37%			3.33%
Interest bearing liabilities to earning assets	63.47%			58.56%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$58,642	$54,551	$49,861	$41,076	$47,568
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,455	1,466	1,645	1,623	1,713
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$60,097	$56,017	$51,506	$42,699	$49,281

Average common equity (GAAP)	$1,548,739	$1,674,306	$1,731,393	$2,003,424	$2,061,973
Less average goodwill	576,005	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	26,046	27,902	29,845	31,931	34,018
Average tangible common equity (non-GAAP)	$946,688	$1,070,399	$1,125,543	$1,395,488	$1,451,950
Annualized return on average common equity (GAAP)	15.02%	12.93%	11.55%	8.32%	9.15%
Annualized return on average tangible common equity (non-GAAP)	25.19%	20.76%	18.35%	12.41%	13.47%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$165,220	$155,876	$142,461	$134,679	$137,194
Plus tax-equivalent adjustment(1)	2,152	2,151	1,977	2,119	1,975
Net interest income, fully tax-equivalent (non-GAAP)	$167,372	$158,027	$144,438	$136,798	$139,169

Average earning assets	$18,175,838	$18,157,795	$17,987,734	$17,757,067	$17,681,917

Annualized net interest margin (GAAP)	3.61%	3.41%	3.18%	3.08%	3.08%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.65	3.45	3.22	3.12	3.12
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.03	0.03	0.07	0.05	0.05

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$1,624,350	$1,545,253	$1,663,363	$1,821,152	$2,071,473
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	25,154	26,995	28,851	30,934	32,988
Tangible common equity (non-GAAP)	$1,023,191	$942,253	$1,058,507	$1,214,213	$1,462,480

Common shares outstanding, net of treasury stock	42,467,394	42,444,106	42,439,439	42,369,908	42,275,264
Common equity (book value) per share (GAAP)	$38.25	$36.41	$39.19	$42.98	$49.00
Tangible book value per common share (non-GAAP)	$24.09	$22.20	$24.94	$28.66	$34.59

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,023,191	$942,253	$1,058,507	$1,214,213	$1,462,480

Total assets (GAAP)	$20,244,228	$19,682,950	$19,658,399	$19,230,879	$19,274,549
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	25,154	26,995	28,851	30,934	32,988
Total tangible assets (non-GAAP)	$19,643,069	$19,079,950	$19,053,543	$18,623,940	$18,665,556
Tangible common equity ratio (non-GAAP)	5.21%	4.94%	5.56%	6.52%	7.84%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Net interest income (GAAP)	$165,220	$155,876	$142,461	$134,679	$137,194
Tax-equivalent adjustment(1)	2,152	2,151	1,977	2,119	1,975
Fully tax-equivalent net interest income	167,372	158,027	144,438	136,798	139,169
Noninterest income	29,975	29,181	34,539	34,569	32,730
Securities (gains)/losses, net	153	1,055	2,089	(2,872)	(1,563)
Unrealized (gain) loss on equity securities, net	7	211	121	283	27
Valuation adjustment on servicing rights	—	—	—	(1,658)	(502)
Adjusted revenue (non-GAAP)	$197,507	$188,474	$181,187	$167,120	$169,861

Total noninterest expenses (GAAP)	$117,218	$108,883	$106,479	$110,797	$115,386
Less:
Core deposit and customer relationship intangibles amortization	1,841	1,856	2,083	2,054	2,169
Partnership investment in tax credit projects	3,247	979	737	77	2,549
(Gain) loss on sales/valuation of assets, net	2,388	(251)	(3,230)	46	214
Acquisition, integration and restructuring costs	2,442	2,156	2,412	576	1,989
Core expenses (non-GAAP)	$107,300	$104,143	$104,477	$108,044	$108,465
Efficiency ratio, fully tax-equivalent (non-GAAP)	54.33%	55.26%	57.66%	64.65%	63.86%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$117,218	$108,883	$106,479	$110,797	$115,386
Core expenses (non-GAAP)	107,300	104,143	104,477	108,044	108,465

Average assets	$19,913,849	$19,775,341	$19,559,091	$19,229,872	$19,151,691
Total noninterest expenses to average assets (GAAP)	2.34%	2.18%	2.18%	2.34%	2.39%
Core expenses to average assets (non-GAAP)	2.14%	2.09%	2.14%	2.28%	2.25%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$424	$365	$275	$340	$—
Occupancy	—	—	—	—	—
Furniture and equipment	—	—	—	—	—
Professional fees	1,587	1,480	1,779	236	1,989
Advertising	95	131	156	—	—
(Gain) loss on sales/valuations of assets, net	—	—	—	—	—
Other noninterest expenses	336	180	202	—	—
Total acquisition, integration and restructuring costs	$2,442	$2,156	$2,412	$576	$1,989
After tax impact on diluted earnings per share(1)	$0.05	$0.04	$0.04	$0.01	$0.05

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$58,642	$47,568	$204,130	$211,873
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,455	1,713	6,189	7,422
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$60,097	$49,281	$210,319	$219,295

Average common equity (GAAP)	$1,548,739	$2,061,973	$1,738,041	$2,020,200
Less average goodwill	576,005	576,005	576,005	576,005
Less average core deposit and customer relationship intangibles, net	26,046	34,018	28,912	37,554
Average tangible common equity (non-GAAP)	$946,688	$1,451,950	$1,133,124	$1,406,641
Annualized return on average common equity (GAAP)	15.02%	9.15%	11.74%	10.49%
Annualized return on average tangible common equity (non-GAAP)	25.19%	13.47%	18.56%	15.59%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$165,220	$137,194	$598,236	$560,560
Plus tax-equivalent adjustment(1)	2,152	1,975	8,399	7,212
Net interest income, fully tax-equivalent (non-GAAP)	$167,372	$139,169	$606,635	$567,772

Average earning assets	$18,175,838	$17,681,917	$18,021,134	$17,025,088

Annualized net interest margin (GAAP)	3.61%	3.08%	3.32%	3.29%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.65	3.12	3.37	3.33
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.03	0.05	0.04	0.09

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
Reconciliation of Efficiency Ratio (non-GAAP)	2022	2021	2022	2021
Net interest income (GAAP)	$165,220	$137,194	$598,236	$560,560
Tax-equivalent adjustment(1)	2,152	1,975	8,399	7,212
Fully tax-equivalent net interest income	167,372	139,169	606,635	567,772
Noninterest income	29,975	32,730	128,264	128,935
Securities (gains)/losses, net	153	(1,563)	425	(5,910)
Unrealized (gain) loss on equity securities, net	7	27	622	(58)
Valuation adjustment on servicing rights	—	(502)	(1,658)	(1,088)
Adjusted revenue (non-GAAP)	$197,507	$169,861	$734,288	$689,651

Total noninterest expenses (GAAP)	$117,218	$115,386	$443,377	$431,812
Less:
Core deposit and customer relationship intangibles amortization	1,841	2,169	7,834	9,395
Partnership investment in tax credit projects	3,247	2,549	5,040	6,303
(Gain) loss on sales/valuations of assets, net	2,388	214	(1,047)	588
Acquisition, integration and restructuring costs	2,442	1,989	7,586	5,331
Core expenses (non-GAAP)	$107,300	$108,465	$423,964	$410,195
Efficiency ratio, fully tax-equivalent (non-GAAP)	54.33%	63.86%	57.74%	59.48%

Reconciliation of Annualized Ratio of Core Expenses to Average Assets (non-GAAP)
Total noninterest expenses (GAAP)	$117,218	$115,386	$443,377	$431,812
Core expenses (non-GAAP)	107,300	108,465	423,964	410,195

Average assets	$19,913,849	$19,151,691	$19,621,839	$18,508,273
Total noninterest expenses to average assets (GAAP)	2.34%	2.39%	2.26%	2.33%
Core expenses to average assets (non-GAAP)	2.14%	2.25%	2.16%	2.22%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$424	$—	$1,404	$578
Occupancy	—	—	—	10
Furniture and equipment	—	—	—	655
Professional fees	1,587	1,989	5,082	2,867
Advertising	95	—	382	173
(Gain)/loss on sales/valuations of assets, net	—	—	—	39
Other noninterest expenses	336	—	718	1,009
Total acquisition, integration and restructuring costs	$2,442	$1,989	$7,586	$5,331
After tax impact on diluted earnings per share(1)	$0.05	$0.05	$0.14	$0.13

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.